EXHIBIT 11.1

                               CIDCO INCORPORATED
                        COMPUTATION OF EARNINGS PER SHARE
                    (in thousands, except per share amounts)
                                                            Three months ended Sept. 30,     Nine months ended Sept. 30,
                                                            ----------------------------     ---------------------------
                                                                1997              1996          1997              1996
                                                            -----------       ----------     -----------       ---------
Net income..........................................        $     1,746       $    5,340     $     9,183       $  18,275
                                                            ===========       ==========     ===========       =========
Adjustment to net income to exclude interest
expense on convertible notes, net of income tax.....                 --              913              --             943
                                                            -----------       ----------     -----------       ---------
Adjusted net income.................................        $     1,746       $    6,253     $     9,183       $  19,218
                                                            ===========       ==========     ===========       =========
   Weighted average shares outstanding:
   Common stock.....................................             13,948          14,336          13,910           14,256
   Common stock issuable upon exercise of stock
   options..........................................                312              712             392             790
                                                            -----------       ----------     -----------       ---------
   Common stock issuable on conversion of
   convertible notes................................                 --            3,659              --           1,260
                                                            -----------       ----------     -----------       ---------
Weighted average shares and equivalents
outstanding.........................................             14,230           18,707          14,302          16,306
                                                            ===========       ==========     ===========       =========
Earnings per share..................................        $       .12       $     0.33     $       .64       $    1.18
                                                            ===========       ==========     ===========       =========